Exhibit 99.1
UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS
On October 31, 2007, General Cable Corporation (the Company) acquired Phelps Dodge International (PDIC), with operations principally located in Latin America, sub-Saharan Africa and Southeast Asia. PDIC has manufacturing, distribution and sales facilities in 19 countries and nearly 3,000 employees. With more than 50 years of experience in the wire and cable industry, PDIC manufactures a full range of electric utility, electrical infrastructure, construction and communication products. The Company paid approximately $707.6 million in cash to the sellers in consideration for PDIC and $8.5 million in fees and expenses related to the acquisition.
The unaudited pro forma condensed combined statement of operations presented for the year ended December 31, 2007 reflects the combined results of the Company and PDIC, on a pro forma basis, as though the companies had been combined as of the beginning of the period and represents an update to the unaudited pro forma condensed combined statement of operations contained in the previously filed Current Report on Form 8-K/A dated January 14, 2008. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2007 was prepared using the purchase method of accounting in accordance with accounting principles generally accepted in the United States (U.S. GAAP). Further, an unaudited pro forma condensed combined balance sheet is not presented as the acquisition was reflected in the consolidated balance sheet as contained in the annual report on Form 10-K for the year ended December 31, 2007.
The pro forma amounts combine the (i) the Audited Consolidated Financial Statements of the Company contained in its annual report on Form 10-K for the year ended December 31, 2007 which include the actual results of PDIC subsequent to the acquisition date of October 31, 2007 and (ii) the statement of operations of PDIC for the ten months ended October 31, 2007 which includes the combined unaudited financial results for the period January 1, 2007 through March 19, 2007 and the combined unaudited financial results for the period March 20, 2007 through October 31, 2007. On March 20, 2007, PDIC was acquired by Freeport-McMoRan as part of the acquisition of Phelps Dodge Corporation.
The purchase price allocation is included in the Current Report on Form 8-K/A filed on January 14, 2008.
The unaudited pro forma condensed combined statement of operations should be read in conjunction with the separate Audited Consolidated Financial Statements and accompanying notes of the Company contained in the annual report on Form 10-K for the year ended December 31, 2007 and the unaudited combined financial statements of PDIC for the period March 20, 2007 through September 30, 2007 and the unaudited combined financial statements of PDIC for the period January 1, 2007 through March 19, 2007 contained in the Current Report on Form 8-K/A filed on January 14, 2008.

GENERAL CABLE CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
In millions, except per share amounts

	General Cable (1)	PDIC (2)
		Predecessor
		Entity
		January 1, 2007
		to			Condensed Pro
	December 31, 2007	October 31, 2007	Pro Forma		Forma Combined
Net sales	$4,614.8	$1,180.0	$—		$5,794.8
Cost of sales	3,952.1	1,051.8	(7.2)	A	4,996.7

Gross profit	662.7	128.2	7.2		798.1
Selling, general and administrative expenses	296.6	33.2	3.9	B	333.7

Operating income	366.1	95.0	3.3		464.4
Other income (expense)	(3.4)	10.1	—		6.7
Interest income (expense) Interest expense	(48.4)	(7.6)	(12.0)	C	(68.0)
Interest income	18.8	1.9	(5.8)	D	14.9
Loss on extinguishment of debt	(25.3)	—	—		(25.3)

	(54.9)	(5.7)	(17.8)		(78.4)
Income from continuing operations before income taxes	307.8	99.4	(14.5)		392.7
Income tax (provision) benefit	(99.4)	(39.8)	5.1	E	(134.1)
Minority interest in consolidated subsidiaries	(0.2)	(12.9)	3.3	F	(9.8)
Equity in net earnings of affiliated companies	0.4	2.4	—		2.8

Net income	208.6	49.1	(6.1)		251.6
Less: preferred stock dividends	(0.3)	—	—		(0.3)

Net income applicable to common shareholders	$208.3	$49.1	$(6.1)		$251.3

Earnings per share:
Earnings per common share-basic	$4.07				$4.91

Weighted average common shares-basic	51.2				51.2

Earnings per common share-assuming dilution	$3.82				$4.60

Weighted average common shares-assuming dilution	54.6				54.6

     See accompanying notes to the pro forma condensed combined statement of operations.
(1)	Includes PDIC actual results for November and December.

(2)	Certain amounts have been reclassified to conform to General Cable Corporation’s presentation.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS
1.     Basis of presentation
The unaudited pro forma condensed combined statement of operations presented for the period ended December 31, 2007 reflects the combined results of the Company and PDIC, on a pro forma basis, as though the companies had been combined as of the beginning of the period and represents an update to the unaudited pro forma condensed combined statement of operations contained in the previously filed Current Report on Form 8-K/A dated January 14, 2008. The unaudited pro forma condensed combined statement of operations for the period ended December 31, 2007 was prepared using the purchase method of accounting in accordance with accounting principles generally accepted in the United States (U.S. GAAP). Further, an unaudited pro forma condensed combined balance sheet is not presented as the acquisition was reflected in the consolidated balance sheet as contained in the annual report on Form 10-K for the year ended December 31, 2007. Certain footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations.
The statement of operations of PDIC for the ten months ended October 31, 2007 includes the combined unaudited financial results for the period January 1, 2007 through March 19, 2007 and the combined unaudited financial results for the period March 20, 2007 through October 31, 2007. On March 20, 2007, PDIC was acquired by Freeport-McMoRan as part of the acquisition of Phelps Dodge Corporation.
2.     Pro forma assumptions and adjustments
The unaudited pro forma condensed combined statement of operations is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations of the Company would have been had the acquisition of PDIC occurred on the respective dates assumed, nor are they necessarily indicative of future consolidated operating results.
The unaudited pro forma condensed combined statement of operations does not reflect and does not give effect to (i) any integration costs that may be incurred as a result of the acquisition, (ii) synergies, operating efficiencies and cost savings that are expected to result from the acquisition, (iii) benefits expected to be derived from the growth prospects of the combined companies or (iv) changes in commodities prices subsequent to the dates of such unaudited pro forma condensed combined statement of operations. Additionally, the allocation of purchase price has not been finalized and the actual amounts recorded in the Company’s future financial results may differ, perhaps materially, from what is presented herein. There can be no assurance that the final allocation of purchase price will not differ materially from the preliminary allocation reflected in the unaudited pro forma combined statement of operations.
The unaudited pro forma condensed combined statement of operations includes the following pro forma assumptions and adjustments:
     (A)     Reduction of $7.2 million to depreciation expense that the Company would incur as a result of recording fixed assets at fair value.
     (B)     Reflects a reduction of $1.5 million of depreciation expense and $5.4 million of incremental amortization expense of identifiable intangible assets with a finite life.

     (C)     Reflects additional interest expense as a result of borrowings to fund the purchase price and consists of; i) interest on the borrowing of $100.0 million under the Company’s senior secured revolving credit facility at an interest rate of LIBOR + 1.125%; ii) interest on the Company’s $475.0 million 1.0% Senior Convertible Notes; and iii) amortization of capitalized debt issuance costs related to the acquisition.
     (D)     Reflects the reduction of interest income generated from balance sheet cash and cash equivalents that were used to fund a portion of the purchase price.
     (E)     The adjustment to the income tax provision reflects the estimated tax impact of the pro forma adjustments.
     (F)     Represents adjustments to historical income resulting from changes in minority ownership positions as a result of the acquisition.

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